Exhibit 10.1

AMENDMENT NO. 10 TO SECOND AMENDED AND RESTATED

CREDIT AGREEMENT

THIS AMENDMENT, dated as of September 27, 2012, by and between Manitex International, Inc., a Michigan corporation formerly known as Veri-Tek International, Corp., and Manitex, Inc., a Texas corporation (the “Companies”, and individually a “Company”), and Comerica Bank, a Texas banking association, of Detroit, Michigan (“Bank”).

WITNESSETH:

WHEREAS, Companies and Bank entered into that certain Second Amended and Restated Credit Agreement dated April 11, 2007, as amended (the “Agreement”); and

WHEREAS, Companies and Bank wish to amend the Agreement;

NOW, THEREFORE, Companies and Bank agree as follows:

1. Section 9.6 of the Agreement is amended to read as follows:

“Make or allow to remain outstanding any investment (whether such investment shall be of the character of investment in shares of stock, evidence of indebtedness or other securities or otherwise) in, or any loans or advances to, any Person, except for advances to CVS or to any other wholly-owned foreign Subsidiary in an amount not to exceed $6.5 million in the aggregate at any time outstanding.

2. This Amendment may be executed in counterparts, of which this is one, all of which shall constitute one and the same instrument.

3. Except as modified hereby, all of the terms and conditions of the Agreement shall remain in full force and effect. Capitalized terms used but not defined herein shall have the meanings given them in the Agreement.

4. Each Company hereby represents and warrants that, after giving effect to the amendment contained herein, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within such Company’s corporate powers, have been duly authorized, are not in contravention of law or the terms of such Company’s Articles of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Agreement, will be valid and binding in accordance with their terms; (b) the continuing representations and warranties of such Company set forth in Sections 7.1 through 7.15 of the Agreement are true and correct on and as of the date hereof with the same force and effect as if made on and as of the date hereof; (c) no Default or Event of Default has occurred and is continuing as of the date hereof.

5. This Amendment shall be effective as of the date set forth above.

WITNESS the due execution hereof as of the day and year first above written.

BANK:		COMPANIES:

COMERICA BANK		MANITEX INTERNATIONAL, INC.

By:	/s/ Michael L. Bourke	By:	/s/ David H. Gransee

Its:	Senior Vice President	Its:	VP & CFO

MANITEX, INC.

		By:	/s/David H. Gransee

		Its:	VP & CFO

2